UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2016

Revolution Lighting Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-23590 (Commission File Number)	59-3046866 (IRS Employer Identification No.)

177 BROAD STREET, STAMFORD, CONNECTICUT 06901

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (203) 504-1111

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Membership Interest Purchase Agreement

On May 2, 2016, Revolution Lighting Technologies – TNT Energy LLC (the “Acquisition Subsidiary”), a Delaware limited liability company and a wholly owned subsidiary of Revolution Lighting Technologies, Inc. (“Revolution” or the “Company”), entered into a membership interest purchase agreement (the “Acquisition Agreement”) with TNT Energy, LLC, a Massachusetts limited liability company (“TNT”), and Timothy M. Blanchard and Theodore A. Carmone Jr. (each a “Member” and collectively, the “Members”). Pursuant to the Acquisition Agreement, the Company, through the Acquisition Subsidiary will acquire all of the outstanding membership interests of TNT. The Acquisition Agreement contains customary representations, warranties, covenants and indemnities. The acquisition of TNT remains subject to various standard closing conditions, including the entry into employment and non-compete agreements with TNT’s key employees, the receipt of certain consents, the absence of any material adverse effect of TNT and the entry into a lease.

TNT is a turnkey provider of LED lighting-based energy savings projects within the commercial, industrial, hospitality, retail, education and municipal sectors. TNT’s headquarters are located in Raynham, Massachusetts with additional offices located in Westfield, Massachusetts. The acquisition of TNT is expected to expand the Company’s footprint within key lighting retrofit markets in the northeast. The Company believes this is a direct complimentary fit with the Company’s division, Energy Source, based in Providence, RI. In addition to its broad existing customer base, TNT is a contract vendor for the Small C&I Business Programs of northeast utility companies, with a defined territory of approximately 120 municipalities throughout Massachusetts.

The aggregate consideration under the Acquisition Agreement is approximately ten million dollars ($10,000,000) (the “Closing Purchase Price”). The Closing Purchase Price will consist of (i) approximately eight million dollars ($8,000,000) in cash (the “Cash Consideration”), subject to customary working capital adjustments (paid to the Members in accordance with each Member’s pro rata ownership interest in TNT as of closing), and (ii) one million dollars ($1,000,000) to be paid pursuant to the issuance of promissory notes in the amount of five hundred thousand dollars ($500,000) to each Member (“Promissory Note No. 1”) and (iii) one million dollars ($1,000,000) to be paid pursuant to the issuance of promissory notes in the amount of five hundred thousand dollars ($500,000) to each Member (“Promissory Note No. 2”, and collectively, with Promissory Note No. 1, the “Promissory Notes”). The Cash Consideration is expected to be financed through a registered offering of the Company’s common stock, par value $0.001 per share (the “Common Stock”) pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-199510).

Interest accrues on the Promissory Notes at a rate of five percent (5%) per annum and Promissory Note No. 1 and Promissory Note No. 2 mature on the twelve month and eighteen month anniversary from the date of issuance, respectively. Promissory Note No. 1 is secured by an irrevocable letter of credit that has been provided by an affiliate of the Company’s largest stockholder, RVL 1 LLC. The principal amounts of the Promissory Notes plus the interest accrued thereon may become payable prior to the maturity dates of the Promissory Notes under certain circumstances as described in the Promissory Notes.

Commencing on the period beginning January 1, 2016, the Members are entitled to receive earn-out payments of) up to $2.5 million, collectively, for each of 2016 and 2017 in the event that TNT achieves revenues of $32.5 million and $34.0 million, respectively, and EBITDA of $4.5 million and $4.8 million, respectively. In addition, if the aforementioned revenue targets are exceeded in the applicable year, the Members can earn an additional earn-out payment for each of 2016 and 2017, equal to 50% of the excess over the aforementioned EBITDA amounts, up to $1 million each year. The amount of any earn-out payment, if earned, is payable in cash or shares of Common Stock, at the election of the Company, with a minimum of fifty percent (50%) to be paid in cash and will be paid to the Members in accordance with each Member’s pro rata ownership interest in TNT as of closing.

A significant portion of the purchase price will be amortizable and deductible for federal and state income taxes.

The foregoing is a summary of the material terms of the Acquisition Agreement. Stockholders are encouraged to review the entire text of the Acquisition Agreement, a copy of which is filed as Exhibit 2.1 to this Report and incorporated herein by reference. The representations, warranties and covenants contained in the Acquisition Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Acquisition Agreement.

3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth in Item 1.01 above as to the shares of Common Stock which may be issued, at the election of the Company, pursuant to the terms of the Acquisition Agreement in accordance with the earn-out provision therein. All shares of Common Stock which may be issued pursuant to the Acquisition Agreement will be issued in a private placement and without registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) of the Securities Act and Regulation D promulgated pursuant thereto (“Regulation D”).

Item 8.01 Other Events.

In April 2016, the Company entered into a seventh amendment to its loan and security agreement, as amended (the “Loan Agreement”), with Bank of America, N.A. (“Bank of America”), pursuant to which, among other things, Bank of America consented to the consolidation of certain of the Company’s subsidiary entities and the Company’s reverse stock split consummated on March 10, 2016. Also in April 2016, the Company entered into an eighth amendment to the Loan Agreement pursuant to which our Chairman, Chief Executive Officer and President pledged $2 million as additional security for his limited recourse guaranty of up to $7 million (after taking account of said additional $2 million) of the Company’s obligations under the Loan Agreement. In connection with the eighth amendment, Bank of America agreed to amend the Loan Agreement to enable the Company to borrow up to $27 million under certain conditions. On May 2, 2016, Bank of America delivered, subject to certain terms and conditions, its consent to the TNT acquisition and agreed to adjust the ownership threshold of our largest beneficial holder, Aston Capital LLC, an entity controlled by our Chairman, Chief Executive Officer and President, upon which a change in control of us would be deemed to occur, from 51% to 35%. The consent is conditioned on our entry into a ninth amendment to the Loan Agreement which would provide for the joinder of the TNT entities as parties to the Loan Agreement, provide conditions to our ability to make earn out payments in the TNT acquisition in cash and provide for other matters relating to the TNT acquisition. The Company and Bank of America expect to enter the ninth amendment simultaneously with the consummation of the TNT acquisition.

The foregoing is a summary of the material terms of the seventh amendment and eighth amendment and does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the seventh amendment and eighth amendment, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

In the second quarter of 2016, the Company expects to issue approximately 1.2 million shares of Common Stock in connection with its outstanding earn out obligations related to previous consummated acquisitions, which will reduce its liabilities by approximately $5.7 million.

Item 9.01 Financial Statements and Exhibits.

(a) Pro Forma Financial Information. The unaudited pro forma condensed consolidated financial information of Revolution for the year ended December 31, 2015 is attached hereto as Exhibit 99.3 and is incorporated in its entirety into this Item 9.01(b) by reference. The unaudited pro forma condensed consolidated financial information is a presentation of historical financial position and results of operations of Revolution and TNT with accounting adjustments necessary to reflect the estimated pro forma effect of Revolution’s acquisition of TNT on the financial position and results of operations of Revolution as of the dates and for periods indicated and is presented for informational purposes only. The unaudited pro forma condensed consolidated financial information does not reflect the effects of any anticipated changes to be made by Revolution to the operations of the combined companies, including synergies and cost savings and does not include charges directly related to the acquisitions. The unaudited pro forma condensed consolidated financial information should not be construed to be indicative of the results that might have been achieved had the transactions occurred on the dates and for the periods indicated or of Revolution’s future results of operations or financial position for any future period or date.

(b) Financial Statements of Businesses Acquired. The audited balance sheets of TNT as of December 31, 2015 and 2014, and the related audited statements of operations and cash flows for the years ended December 31, 2015 and 2014, with an independent auditors’ report by Kahn, Litwin, Renza & Co., Ltd. are attached hereto as Exhibit 99.2 and are incorporated in their entirety into this Item 9.01(b) by reference.

(d) Exhibits

Exhibit No.	Description

2.1	Membership Interest Purchase Agreement by and among Revolution Lighting Technologies – TNT Energy, LLC, TNT Energy, LLC, Timothy M. Blanchard and Theodore A. Carmone, Jr., dated as of May 2, 2016

10.1	Consent and Seventh Amendment to Loan and Security Agreement and Fifth Amendment to Pledge Agreement, dated as of April 19, 2016, among Revolution Lighting Technologies, Inc., Lumificient Corporation, Lighting Integration Technologies, LLC, Seesmart Technologies, LLC, Relume Technologies, Inc., Tri-State LED DE, LLC, Value Lighting, LLC, All Around Lighting, L.L.C., Energy Source LLC and Revolution Lighting – E-Lighting, Inc., the Guarantors party thereto and Bank of America, N.A.

10.2	Consent and Eighth Amendment to Loan and Security Agreement and Ratification of Guaranty, dated as of April 19, 2016, among Revolution Lighting Technologies, Inc., Lumificient Corporation, Lighting Integration Technologies, LLC, Seesmart Technologies, LLC, Relume Technologies, Inc., Tri-State LED DE, LLC, Value Lighting, LLC, All Around Lighting, L.L.C., Energy Source LLC, Revolution Lighting – E-Lighting, Inc. and Seesmart, Inc., the Guarantors party thereto and Bank of America, N.A.

23.1	Independent Auditor’s Consent

99.1	TNT Energy, LLC Financial Statements and Supplementary Information, Years Ended December 31, 2015 and 2014

99.2	Revolution Lighting Technologies, Inc., Unaudited Pro Forma Condensed Consolidated Financial Statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2016

REVOLUTION LIGHTING TECHNOLOGIES, INC.

By: /s/ James A. DePalma
Name: James A. DePalma
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Membership Interest Purchase Agreement by and among Revolution Lighting Technologies – TNT Energy, LLC, TNT Energy, LLC, Timothy M. Blanchard and Theodore A. Carmone, Jr., dated as of May 2, 2016

10.1	Consent and Seventh Amendment to Loan and Security Agreement and Fifth Amendment to Pledge Agreement, dated as of April 19, 2016, among Revolution Lighting Technologies, Inc., Lumificient Corporation, Lighting Integration Technologies, LLC, Seesmart Technologies, LLC, Relume Technologies, Inc., Tri-State LED DE, LLC, Value Lighting, LLC, All Around Lighting, L.L.C., Energy Source LLC and Revolution Lighting – E-Lighting, Inc., the Guarantors party thereto and Bank of America, N.A.

10.2	Consent and Eighth Amendment to Loan and Security Agreement and Ratification of Guaranty, dated as of April 19, 2016, among Revolution Lighting Technologies, Inc., Lumificient Corporation, Lighting Integration Technologies, LLC, Seesmart Technologies, LLC, Relume Technologies, Inc., Tri-State LED DE, LLC, Value Lighting, LLC, All Around Lighting, L.L.C., Energy Source LLC, Revolution Lighting – E-Lighting, Inc. and Seesmart, Inc., the Guarantors party thereto and Bank of America, N.A.

23.1	Independent Auditor’s Consent

99.1	TNT Energy, LLC Financial Statements and Supplementary Information, Years Ended December 31, 2015 and 2014

99.2	Revolution Lighting Technologies, Inc., Unaudited Pro Forma Condensed Consolidated Financial Statements